SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31803 (Commission File Number)	77-0402448 (IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

     (a) On June 30, 2005, Ernst & Young LLP (“Ernst & Young”), which serves as the independent registered public accounting firm for Transmeta Corporation (the “Company”), notified the Company and the chairman of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) that E&Y will resign as the Company’s independent registered public accounting firm following the earlier of the completion of services related to the review of the Company’s interim financial statements for the quarter ended September 30, 2005 or the filing due date of that quarterly report.

     The reports of Ernst & Young on the Company’s consolidated financial statements as of and for each of the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal year ended December 31, 2004.

     During the fiscal years ended December 31, 2003 and 2004, and in the subsequent interim period, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in their reports on the financial statements of the Company for such periods.

     Except for the material weaknesses in internal control over financial reporting described in this paragraph, during the fiscal years ended December 31, 2003 and 2004, and in the subsequent interim period, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company and Ernst & Young reported certain material weaknesses in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004. That Annual Report stated the Company had material weaknesses in the following six areas: its financial statement close process for preparing and compiling its financial statements for external reporting, its contract administration process, its inventory cost accounting process, its staffing of its technical accounting function, its processes to determine the existence of fixed assets recorded on its balance sheet, and its segregation of duties among its limited finance department staff. The Company’s Audit Committee and management have discussed these material weaknesses with Ernst & Young and have authorized Ernst & Young to respond fully to any inquiries about the Company’s material weaknesses over financial reporting as may be made by the Company’s successor independent registered accounting firm.

     The Company has provided Ernst &Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish a letter to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of Ernst & Young’s letter, dated July 7, 2005, is filed as Exhibit 16.01 to this Form 8-K.

     (b) The Company and its Audit Committee have initiated the process of selecting a new independent registered public accounting firm.

Item 9.01. Financial Statements And Exhibits.

(c) Exhibits

The following exhibits are filed herewith as part of this Current Report on Form 8-K:

Exhibit
No.	Description
16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 7, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: July 7, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
No.	Description
16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 7, 2005.